SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.     )

  Filed by the Registrant   |X|
  Filed by a Party other than the Registrant   | |

  Check the appropriate box:
  | |  Preliminary Proxy Statement
                                       | |  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
  |X|  Definitive Proxy Statement
  | |  Definitive Additional Materials
  | |  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Intelligroup, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
  |X|  No fee required.
  | |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4)  Proposed maximum aggregate value of transaction:

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  (5)  Total fee paid:

--------------------------------------------------------------------------------
  | |  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
  | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount Previously Paid:

--------------------------------------------------------------------------------
  (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
  (3)  Filing Party:

--------------------------------------------------------------------------------
  (4)  Date Filed:

--------------------------------------------------------------------------------

                                                                April 20, 1998



                               INTELLIGROUP, INC.
                               517 Route One South
                            Iselin, New Jersey 08830



To Our Shareholders:

     You are most cordially invited to attend the 1998 Annual Meeting of Shareholders of Intelligroup, Inc. at 10:00 A.M., local time, on Wednesday, May 13, 1998, at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.


                                          Sincerely,



                                          Ashok Pandey
                                          Chairman of the Board, President of
                                          Corporate Services and Acting Chief
                                          Financial Officer

                               INTELLIGROUP, INC.
                               517 Route One South
                            Iselin, New Jersey 08830


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 13, 1998

     The Annual Meeting of Shareholders (the "Meeting") of INTELLIGROUP, INC., a New Jersey corporation (the "Company"), will be held at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey, on Wednesday, May 13, 1998, at 10:00 A.M., local time, for the following purposes:

(1) To elect six directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

(2) To amend the Company's 1996 Stock Plan (the "1996 Plan") to increase the maximum number of shares of Common Stock available for issuance under the 1996 Plan from 1,450,000 to 2,200,000 shares and to reserve an additional 750,000 shares of Common Stock of the Company for issuance under the 1996 Plan;

(3) To ratify the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 1998; and

(4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock of record at the close of business on April 2, 1998 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors


                                          Alan Ziegler
                                          Secretary

Iselin, New Jersey
April 20, 1998

        The Company's 1997 Annual Report accompanies the Proxy Statement.

                               INTELLIGROUP, INC.
                               517 Route One South
                            Iselin, New Jersey 08830


                           --------------------------

                               PROXY STATEMENT

                           --------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intelligroup, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 13, 1998 (the "Meeting"), at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey, at 10:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of shares of Common Stock, $.01 par value ("Common Stock"), as of the close of business on April 2, 1998, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 12,022,498 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the six nominees named below as Directors, (ii) FOR a proposal to amend the Company's 1996 Stock Plan (the "1996 Plan"), to increase the maximum number of shares of Common Stock available for issuance under the 1996 Plan from 1,450,000 to 2,200,000 shares and to reserve an additional 750,000 shares of Common Stock of the Company for issuance under the 1996 Plan, (iii) FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 1998, and
(iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of the shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about April 20, 1998. The Annual Report to Shareholders of the Company for the year ended December 31, 1997, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of April 2, 1998. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 2, 1998.

                              ELECTION OF DIRECTORS

     At the Meeting, six Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current members of the Board of Directors and nominees for election to the Board are as follows:

                                     Served as a    Positions with
Name                         Age   Director Since   the Company
----                         ---   --------------   -----------

Ashok Pandey..............   40         1987        Chairman of the Board,
                                                    President of Corporate
                                                    Services, Acting Chief
                                                    Financial Officer and
                                                    Director

Rajkumar Koneru...........   28         1994        Chief Executive Officer,
                                                    President of U.S.
                                                    Operations and Director

Nagarjun Valluripalli.....   29         1994        President of
                                                    International Operations
                                                    and Director

Klaus P. Besier...........   46         1996        Director

David A. Finley...........   65         1997        Director

Kevin P. Mohan............   34         1996        Director

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Ashok Pandey founded the Company and currently serves as a Director, Chairman of the Board, President of Corporate Services and Acting Chief Financial Officer. From the Company's inception in 1987 through October 1997, Mr. Pandey served as President and Chief Executive Officer of the Company. Prior to founding the Company, Mr. Pandey was a consultant to AT&T and Bell Laboratories. He has more than thirteen years of experience in developing systems and application software.

     Rajkumar Koneru joined the Company in April 1996 and currently serves as Chief Executive Officer, President of U.S. Operations and as a Director. From April 1996 through October 1997, Mr. Koneru served as an Executive Vice President of the Company. In May 1993, Messrs. Koneru and Valluripalli co-founded Oxford Systems Inc., a systems integration company ("Oxford"). In March 1994, Messrs. Koneru and Valluripalli sold all of the issued and outstanding capital stock of Oxford to the Company. From June 1992 through December 1992, Mr. Koneru was a consultant with Super Solutions Corporation and, from March 1993 until March 1996 he was a consultant for the Boston Group, each an information technology consulting firm. Following consummation of the Company's transaction with Oxford, Mr. Koneru continued to be employed by the Boston Group, which subcontracted Mr. Koneru's services to the Company.

     Nagarjun Valluripalli joined the Company in March 1994 and currently serves as President of International Operations and as a Director. From March 1994 through October 1997, Mr. Valluripalli served as an Executive Vice President of the Company. In May 1993, Messrs. Koneru and Valluripalli co-founded Oxford, at which Mr. Valluripalli was responsible for business development. In March 1994, Messrs. Koneru and Valluripalli sold all of the issued and outstanding capital stock of Oxford to the Company. Prior to founding Oxford, from 1990, Mr. Valluripalli was marketing manager for VJ Infosystems, a software training and services company.

     Klaus P. Besier has been a Director of the Company since December 1996. Since July 1997, Mr. Besier has served as President and Chief Executive Officer of Clear With Computers, Inc., a privately-held provider of technology-enabled selling solutions. Prior to that, from early 1996 to June 1997, Mr. Besier was Chairman and Chief Executive Officer of OneWave, Inc., a provider of intranet and internet business solutions. Prior to joining OneWave, Inc., Mr. Besier served from 1994 to early 1996 as Chief Executive Officer and from 1992 to 1993 as President of SAP America, Inc., a subsidiary of SAP AG and a leading provider of client/servicer business application solutions software. Prior to joining SAP America, Inc., Mr. Besier was Corporate Vice President and a general manager of a subsidiary of Hoechst Celanese.

     David A. Finley has been a Director of the Company since January 1997. Mr. Finley was the Executive Vice President and Chief Financial Officer and currently serves as a director of Broadway and Seymour, Inc., a software and services company. Prior to joining Broadway and Seymour, Inc., Mr. Finley was self-employed from January 1990 to January 1996 as a consultant to various software companies, investment firms and finance companies. Mr. Finley is the founder and first chief executive of IBM Credit Corporation. Mr. Finley also served for over 30 years with IBM, most recently as its Treasurer. Mr. Finley is also a director of Hungarian Telephone Co., Cable Corp. and several privately held companies.

     Kevin P. Mohan has been a Director of the Company since April 1996. Mr. Mohan currently serves as a General Partner of various venture capital funds (including Summit Ventures IV, L.P. and Summit Investors III, L.P., past shareholders of the Company) affiliated with Summit Partners, a venture capital firm, at which he has been employed since 1994. Prior to joining Summit Partners, Mr. Mohan served as an engagement manager at McKinsey & Company, Inc. Mr. Mohan is also a director of several privately held companies.

     All Directors hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. There are no family relationships among any of the executive officers, Directors and key employees of the Company.

     The Board of Directors recommends that Shareholders vote FOR each of the nominees for the Board of Directors.

Committees and Meetings of the Board

     The Board of Directors has a Compensation Committee, which approves salaries and certain incentive compensation for management and key employees of the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants; and an Option Committee, which administers the Company's 1996 Plan. The Compensation Committee currently consists of Ashok Pandey, David A. Finley and Kevin P. Mohan. The Compensation Committee was established in June 1996 and held one meeting during 1997. The Audit Committee currently consists of Ashok
Pandey, Klaus Besier and David Finley. The Audit Committee was established in June 1996 and held three meetings during 1997. The Option Committee currently consists of Klaus Besier and David Finley. The Option Committee was established in

June 1996 and held two meetings during 1997. There were thirteen meetings of the Board of Directors during 1997. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a Director and the total number of meetings held by the committee on which he served during the period, if applicable.

Compensation of Directors

     On October 19, 1996, the Company's Board of Directors adopted a policy to compensate each non-employee Director who is elected to the Company's Board of Directors after such date. The Board of Directors established a cash payment of $1,500 per meeting, for each meeting attended by each such Director. Other than Messrs. Besier and Finley, who are each compensated pursuant to such policy, Directors do not otherwise receive cash compensation for services on the Company's Board of Directors. The Company does provide, however, reimbursement to Directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors.

     In addition, on June 3, 1996, the Board of Directors approved and shareholders adopted the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Plan") which became effective on July 12, 1996. The Director Plan provides for the grant of options to purchase a maximum of 140,000 shares of Common Stock of the Company to non-employee Directors of the Company. The Director Plan is administered by the Board of Directors. The following Director was granted options under the Director Plan during 1997:

                         Number of
                     Shares Underlying                        Exercise Price
      Director        Options Granted       Grant Date           Per Share
      --------       -----------------      ----------        --------------

      Mr. Finley          20,000            January 28, 1997       $11.75

     Each person who was a Director of the Company on the effective date of the Company's initial public offering or became or will become a Director of the Company thereafter, and who is not also an employee or officer of the Company, was or shall be granted, on the date of such initial public offering or the date on which he or she became or becomes a Director, whichever is later, an option to purchase 20,000 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares. No subsequent grants are permitted to such individuals under the Director Plan. All options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains a Director at the time of vesting of the installments. The right to exercise annual installments of options will be reduced proportionately based on the optionee's actual attendance at Directors' meetings if the optionee fails to attend at least 80% of the Board of Directors' meetings held in any calendar year. The term of each option will be for a period of ten years from the date of grant, unless sooner terminated in accordance with the Director Plan. Options may not be transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order and are exercisable to the extent vested at any time prior to the scheduled expiration date of the option. The Director Plan terminates on the earlier of May 31, 2006 or at such time as all shares of Common Stock currently or hereafter reserved for issuance shall have been issued.

                               EXECUTIVE OFFICERS

     The  following  table  identifies  the  current  executive  officers of the
Company:

                                     Capacities in            In Current
Name                           Age   Which Served             Position Since
----                           ---   -------------            --------------

Ashok Pandey...............    40    Chairman of the             1987
                                     Board, President
                                     of Corporate
                                     Services, Acting
                                     Chief Financial
                                     Officer and
                                     Director

Rajkumar Koneru............    28    Chief Executive             1997
                                     Officer, President
                                     of U.S. Operations
                                     and Director

Nagarjun Valluripalli......    29    President of                1997
                                     International
                                     Operations and
                                     Director

Paul Coombs(1).............    42    Vice President -            1997
                                     Management
                                     Consulting
                                     Practices

Alan Ziegler(2)............    57    General Counsel             1997
                                     and Secretary

----------------

(1) Mr. Coombs joined the Company in July 1994 and currently serves as Vice President -- Management Consulting Practices. From February 1997 until October 1997, Mr. Coombs served as Vice President - Business Solutions. Mr. Coombs served as Director of Business Solutions of the Company from July 1994 until February 1997. From November 1993 through December 1994, he was a director of CBC Limited, a computer consulting company, of which he was a principal shareholder. From July 1986 through November 1993, he was an Associate -- Strategic Planning with Touche Ross & Co.

(2) Mr. Ziegler joined the Company in July 1997 and currently serves as General Counsel and Secretary. From 1992 until joining the Company, Mr. Ziegler was engaged in a private law practice with a concentration in corporate law. Mr. Ziegler has practiced law for over 25 years including associations with law firms and in-house counsel positions with corporations such as Control Data Corp. and Sony Corp. of America.

     None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

Summary of Compensation

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1997 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the years ended December 31, 1995, 1996 and 1997.


                                            SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------

                                                     Annual Compensation                         Long-Term
                                                     -------------------                        Compensation
                                                                                     ----------------------------

                                                                                                  Awards
                                                                                     ----------------------------

                                                                          Other
                                                                         Annual         Securities    All Other
       Name and Principal                   Salary        Bonus       Compensation      Underlying    Compensation
            Position               Year       ($)          ($)             ($)           Options (#)      ($)
               (a)                 (b)        (c)          (d)             (e)(1)           (g)           (i)(2)
------------------------------- --------- ------------ -------------  -------------   --------------  -----------

Ashok Pandey................      1997     219,233          --          1,214                --          14,970
  Chairman of the                 1996     208,461          --         12,290                --          11,570
  Board, President                1995     145,150          --         18,367                --          12,190
  of Corporate
  Services and
  Acting Chief
  Financial Officer(3)

Rajkumar Koneru.............      1997     219,233          --             --                --            1,690
  Chief Executive                 1996     141,667          --          7,678                --               --
  Officer and                     1995          --          --             --                --               --
  President of U.S.
  Operations (3)

Nagarjun Valluripalli.......      1997     219,233          --             --                --            6,760
  President of                    1996     200,000          --             --                --               --
  International                   1995     147,968          --         19,727                --            3,858
  Operations (3)

Robert M. Olanoff...........      1997     141,292          --             --            10,000               --
  Chief Financial                 1996      91,316          --             --            88,000               --
  Officer, Treasurer              1995          --          --             --                --               --
  and Secretary(4)

Paul Coombs.................      1997     216,667          --             --           172,000               --
  Vice President -                1996     210,533          --             --           132,000               --
  Management                      1995     148,588          --             --                --               --
  Consulting
  Practices(3)

-------------

(1)  Represents car insurance payments by the Company.

(2) Represents the value of insurance premiums paid by the Company with respect to whole life insurance for the benefit of the Named Executive.

(3) Each of the Named Executives has entered into an employment agreement with the Company. See " - Employment Agreements, Change-In-Control Agreements, Indemnification Agreements, Non-Competition, Non-Disclosure and Non-Solicitation Agreements."

(4) Mr. Olanoff resigned as an officer and employee of the Company on February 27, 1998.

Option Grants in 1997

     The following table sets forth information concerning individual grants of stock options made pursuant to the Company's 1996 Plan during 1997 to each of the Named Executives. The Company has never granted any stock appreciation rights.



                        OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------------------

                                Individual Grants
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Potential Realizable
                                                                                                      Value At Assumed Annual
                                                         Percent                                      Rates Of Stock Price
                                                         Of Total                                     Appreciation For Option
                                 Number Of Securities    Options Granted   Exercise                           Term(3)
                                  Underlying Options     To Employees      Or Base                  ---------------------------
                                      Granted            In Fiscal         Price      Expiration
             Name                        (#)(1)          Year(2)           ($/Sh)         Date         5% ($)        10% ($)
             (a)                         (b)                 (c)             (d)          (e)           (f)            (g)
------------------------------- ---------------------- ----------------- ------------ ------------- ------------- --------------

Ashok Pandey................         --                       --             --              --              --            --

Rajkumar Koneru.............         --                       --             --              --              --            --

Nagarjun Valluripalli.......         --                       --             --              --              --            --

Robert M. Olanoff(4)........     10,000                      1.6          10.63          7/9/07          66,852       169,415

Paul W. Coombs(5)...........    172,000                     27.4          11.00         1/16/07       1,189,869     3,015,361

-----------------

(1) Such options were granted pursuant to the Company's 1996 Plan. The 1996 Plan was adopted by the Board of Directors and approved by the shareholders of the Company on June 3, 1996, and became effective on July 12, 1996. A total of 1,450,000 shares are reserved for issuance upon the exercise of options and/or stock purchase rights granted under the 1996 Plan, 1,125,690 of which have been granted as of December 31, 1997. Of the 1,125,690 options granted as of December 31, 1997, 97,353 of such options have been cancelled and may be reissued by the Company. Those eligible to receive stock option grants or stock purchase rights under the 1996 Plan include employees, non-employee Directors and consultants. The 1996 Plan is administered by the Option Committee of the Board of Directors of the Company, which is comprised solely of non-employee Directors. Subject to the provisions of the 1996 Plan, the administrator of the 1996 Plan has the discretion to determine the optionees and/or grantees, the type of options to be granted (incentive stock options ("ISOs") or non-qualified stock options ("NQSOs")), the vesting provisions, the terms of the grants and such other related provisions as are consistent with the 1996 Plan. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The exercise price of a NQSO may not be less than 85% of the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The purchase price of shares issued pursuant to stock purchase rights may not be less than 50% of the fair market value of such shares as of the offer date of such rights. The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company, but provide that the term of any options granted to a holder of more than 10% of the outstanding shares of capital stock may be no longer than five years. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets in which the successor corporation does not assume outstanding options or issue equivalent options, the Board of Directors of the Company is required to provide accelerated vesting of outstanding options. The 1996 Plan terminates on July 11, 2006 unless sooner terminated by the Board of Directors.

(2) Based on an aggregate of 627,640 options granted to employees in 1997, including options granted to the Named Executives.

(3) Based on a grant date fair market value of $10.63 for the grant to Mr. Olanoff and $11.00 for the grant to Mr. Coombs.

(4)  Due to Mr. Olanoff's resignation on February 27, 1998, such options lapsed.

(5) On January 16, 1997, the Company granted a total of 396,000 options to Mr. Coombs. Thereafter, on October 28, 1997 the Option Committee approved an agreement between the Company and Mr. Coombs to reduce the number of such options granted, by 224,000, from 396,000 to 172,000. The exercise price of $11.00 remained the same.

Aggregated Option Exercises in Fiscal 1997 and Year-End Option Values

     The following table sets forth information concerning each exercise of options during 1997 by each of the Named Executives and the year-end number and value of unexercised options held by each of the Named Executives.

                                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                              AND FISCAL YEAR-END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------------

                                                                         Number Of                Value Of
                                                                    Securities Underlying         Unexercised
                                                                        Unexercised               In-The-Money
                                                                        Options At                 Options At
                                                                         Fiscal                      Fiscal
                                                                        Year-End                    Year-End
                                         Shares                            (#)                      ($)(1)
                                       Acquired On       Value          Exercisable/               Exercisable/
                Name                   Exercise (#)    Realized ($)     Unexercisable              Unexercisable
                (a)                        (b)           (c)                (d)                       (e)
------------------------------------- -------------- ------------- ---------------------- -----------------------------

Ashok Pandey...............                --                --            --/--                     --/--

Rajkumar Koneru............                --                --            --/--                     --/--

Nagarjun Valluripalli......                --                --            --/--                     --/--

Robert M. Olanoff..........            29,333           274,496        --/68,667(2)                  --/737,620

Paul W. Coombs.............            44,000           223,221        --/260,000(3)                 --/2,376,500


(1) Based on a year-end fair market value of the underlying securities equal to $19.125 less the exercise price for such shares.

(2)  29,333 of such  options  became  exercisable  on January  12,  1998.  As of
     February 28, 1998, Mr. Olanoff had exercised options to purchase 5,000 shares of common stock at an exercise price of $8.00 per share.

(3) 44,000 of such options became exercisable on January 12, 1998 and 60,000 of such options became exercisable on January 16, 1998.

Employment Agreements, Change-In-Control Agreements, Indemnification Agreements, Non-Competition, Non-Disclosure and Non-Solicitation Agreements

     Each of the Named Executives of the Company entered into a two-year employment agreement with the Company commencing June 1, 1996, and in the case of Messrs. Koneru, Valluripalli and Coombs, such employment agreements were amended as of February 18, 1997. Under the terms of their respective agreements, each of Messrs. Koneru, Pandey, Valluripalli and Coombs currently is entitled to an annual base salary of $200,000, and bonuses, the amounts and payments of which are within the discretion of the Compensation Committee of the Board of Directors. Salary adjustments are also within the discretion of the Compensation Committee. The Company has not entered into any change-in-control agreement with any current employee.

     The above described agreements require each individual to maintain the confidentiality of Company information. In addition, each of such persons has agreed that during the term of his respective agreement and thereafter for a period of two years, such person will not compete with the Company in any state or territory of the United States, or any other country, where the Company does business by engaging in any capacity in any business which is competitive with the business of the Company. The employment agreements also provide that for a period of two years following the termination of employment, each such individual shall not solicit the Company's customers or employees.

     In addition to the foregoing employment contracts, the Company has executed indemnification agreements with each of its executive officers and Directors pursuant to which the Company has agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

     Substantially all of the Company's employees have agreed, pursuant to written agreement, not to compete with the Company, not to disclose Company information and not to solicit Company employees.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised of Ashok Pandey, David A. Finley and Kevin P. Mohan. Mr. Pandey serves as a Director and an officer of the Board of the Company. There are no, and during 1997 there were no, Compensation Committee Interlocks.

Performance Graph

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and a Peer Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                   COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)

                  Among the Company, the Nasdaq Composite Index
                            and a Peer Group Index(3)
                            (Capitalization Weighted)


                                            9/26/96      12/31/96    12/31/97
                                            -------      --------    --------

Intelligroup, Inc......................     $100.00      $110.00      $191.25

Nasdaq Composite Index.................     $100.00      $105.13      $127.88

Peer Group Index (Capitalization            $100.00      $ 94.65      $ 96.00
Weighted)..............................


(1) Graph assumes $100 invested on September 26, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index (capitalization weighted).

(2)  Cumulative total return assumes reinvestment of dividends.

(3) The Company has constructed a Peer Group Index consisting of other information technology consulting firms consisting of Cambridge Technology Partners, Inc., Sapient Corporation, Technology Solutions Company, Claremont Technology Group, Inc., Metamor Worldwide Inc. and Renaissance
     Worldwide Inc. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry.

Compensation Committee Report on Executive Compensation

     The Compensation Committee has furnished the following report:

     The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on corporate performance.

     Each of the Named Executives have executed employment agreements which establishes salaries and other terms of employment. The Compensation Committee, however, generally reviews and determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance. The Option Committee administers the Company's 1996 Plan.

     The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

     Salaries, whether established pursuant to contract or otherwise, are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     Bonuses are paid on an annual basis and are discretionary. The amount of bonus is based on criteria which are designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on operational and financial results of the Company and focuses on the contribution to these results of a business unit or division, and the executive's individual performance in achieving the results.

     The stock option program is designed to relate executives' and certain middle managers' and other key personnel long-term interests to shareholders' long-term interests. In general, stock option awards are granted if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

     Based on review of available information, the Committee believes that the current Chief Executive Officer's total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as the completion of the Company's follow on public offering, changes in the market for computer products and services and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

                                    Compensation Committee Members
                                    (as constituted at year end)

                                    Ashok Pandey
                                    Thomas S. Roberts
                                    Kevin P. Mohan

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

     There are, as of February 28, 1998, approximately 116 holders of record and 800 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of February 28, 1998, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees), each of the Company's Named Executives, and (iii) all Directors and officers as a group.

                                         Amount and Nature of        Percent
Name and Address of Beneficial Owner    Beneficial Ownership(1)    of Class(2)
------------------------------------    -----------------------    -----------

(i)   Certain Beneficial Owners:

Ashok Pandey (3)(4)...................        2,080,083              17.3
Rajkumar Koneru (3)(4)................        2,202,220              18.4
Nagarjun Valluripalli (3)(4)..........        2,202,221              18.4
Pilgrim Baxter & Associates Ltd.(5)...        1,220,550              10.2
Capital Guardian Trust Company(6).....          834,700               7.0

(ii) Directors (which includes all
     nominees) and Named Executives
     who are not set forth above:

Klaus Besier(7).......................            4,000               *
David Finley(8).......................            4,000               *
Kevin P. Mohan(9).....................            4,000               *
Robert M. Olanoff(10).................           24,333               *
Paul W. Coombs(11)....................          104,000               *

(iii) All Directors and officers as a
      group (8 persons)(12)...........        6,600,524              54.5

--------------------

*    Less than one percent.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(2) Applicable percentage of ownership is based on 11,993,697 shares of Common Stock outstanding on February 28, 1998, plus any presently exercisable stock options held by each such holder, and options which will become exercisable within 60 days after February 28, 1998.

(3) The address for each of Messrs. Pandey, Koneru, Valluripalli and Coombs is c/o Intelligroup, Inc., 517 Route One South, Iselin, New Jersey 08830.

(4) Ashok Pandey, Rajkumar Koneru, and Nagarjun Valluripalli, each has sole power to vote or to direct the vote of and to dispose of or direct the disposition of 2,080,083, 2,202,220, and 2,202,221 shares, respectively, provided, however, that 63,889 of each such individual's shares are subject to: (i) the terms and conditions of that certain Amended and Restated Indemnification Agreement (the "Agreement") dated as of July 16, 1996, by and among each of Ashok Pandey, Rajkumar Koneru and Nagarjun Valluripalli, on the one hand, and the Company, on the other; (ii) that certain Pledge Agreement, as contemplated by the Agreement, dated as of September 26, 1996 by Ashok Pandey, Rajkumar Koneru and Nagarjun

     Valluripalli; and (iii) that certain Escrow Agreement, as contemplated by the Agreement, dated as of September 26, 1996 by and among each of Ashok Pandey, Rajkumar Koneru and Nagarjun Valluripalli, the Company and the Escrow Agent, defined therein.

(5) The address for Pilgrim Baxter & Associates Ltd. is 825 Duportail Road, Wayne, Pennsylvania 19087. The information set forth on the table is based solely upon data derived from a Schedule 13-G filed by such shareholder.

(6) The address for Capital Guardian Trust Company is 333 South Hope Street, Los Angeles, California 90071. The information set forth on the table is based solely upon data derived from a Schedule 13-G filed by such shareholder.

(7) Represents 4,000 shares of Common Stock underlying options, granted to Mr. Besier as a director of the Company, which are exercisable as of February 28, 1998 or sixty (60) days after such date. Excludes 16,000 shares underlying options which become exercisable over time after such period.

(8) Represents 4,000 shares of Common Stock underlying options, granted to Mr. Finley as a director of the Company, which are exercisable as of February 28, 1998 or sixty (60) days after such date. Excludes 16,000 shares underlying options which become exercisable over time after such period.

(9) Represents 4,000 shares of Common Stock underlying options, granted to Mr. Mohan as a director of the Company, which are exercisable as of February 28, 1998 or sixty (60) days after such date. Excludes 16,000 shares underlying options which become exercisable over time after such period.

(10) Represents 24,333 shares of Common Stock underlying options which are exercisable as of February 28, 1998 or sixty (60) days after such date. Such options lapse on May 27, 1998 as a result of his resignation as an officer and employee of the Company on February 27, 1998.

(11) Represents 104,000 shares of Common Stock underlying options which are exercisable as of February 28, 1998 or sixty (60) days after such date. Excludes 156,000 shares underlying options which become exercisable over time after such period.

(12) Includes an aggregate of 116,000 shares of Common Stock underlying options granted to Directors and officers listed in the table which are exercisable as of February 28, 1998 or within sixty (60) days after such date. Excludes 207,000 shares underlying options granted to executive officers and Directors which become exercisable over time after such period, including 3,000 shares underlying options granted to Alan Ziegler who joined the Company in 1997 and currently serves as General Counsel and Secretary. Also excludes 24,333 shares underlying options granted to Mr. Olanoff who resigned effective February 27, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Pandey, Koneru and Valluripalli were the sole shareholders of Intelligroup Asia Private Ltd. ("Intelligroup Asia"). Historically, Intelligroup Asia operated the Advanced Development Center in Hyderabad, India for the sole and exclusive use and benefit of the Company and all contracts and commercial arrangements of Intelligroup Asia were subject to prior approval by the Company. The Company and Messrs. Pandey, Koneru and Valluripalli entered into an agreement pursuant to which the Company would, subject to necessary Indian government approvals, acquire the shares of Intelligroup Asia for nominal consideration. Such Indian government approvals were received in September 1997. As a result, the Company currently owns 99.8% of the shares of Intelligroup Asia. The remaining shares are expected to be transferred to the Company by Messrs. Pandey, Koneru and Valluripalli later this year. Upon consummation of such transfer, Intelligroup Asia will then be a wholly-owned subsidiary of the Company.

     In April 1996, the Company repurchased from Messrs. Pandey, Koneru and Valluripalli an aggregate of 4,881,066 shares of Common Stock for an aggregate cash payment of $1.5 million, or $500,000 to each such shareholder, at a price per share equal to $0.31. The repurchased shares were canceled upon consummation of such transaction.

     In November 1996, the Company commenced operations in Singapore with the incorporation of Intelligroup Singapore Private Ltd. ("Intelligroup Singapore"). Each of the Company and Mr. Koneru owns 50% of Intelligroup Singapore.

     Subsequent to December 31, 1995, the Company determined that it had unrecorded and unpaid federal and state payroll-related taxes for certain employees. As a result of the Company's voluntary disclosure to the Internal Revenue Service of certain unpaid tax liabilities, on June 5, 1996, the Company received an audit assessment from the Internal Revenue Service for unpaid 1994 and 1995 federal income tax withholding, FICA and FUTA taxes in the aggregate amount of $814,000, of which approximately $800,000 was paid in 1996. No interest or penalties were assessed. Reserves, aggregating $1.0 million, including the amount of the Internal Revenue Service audit assessment, were recorded at December 31, 1995. No assurance may be given, however, that interest, penalties or additional state or federal taxes will not be assessed in the future. The Company's principal shareholders, Messrs. Pandey, Koneru and Valluripalli, have agreed to indemnify the Company for any and all losses which the Company may sustain, in excess of the $1.0 million reserve, net of any tax benefits realized by the Company, arising from or relating to federal or state tax, interest or penalty payment obligations resulting from the above subject matter. To secure such indemnification obligations, Messrs. Pandey, Koneru and Valluripalli have pledged to the Company an aggregate of $450,000 and 191,667 shares of Common Stock owned by them.

     The Board of Directors of the Company has adopted a policy requiring that any future transactions between the Company and its officers, directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties. In addition, New Jersey law requires that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

                    PROPOSED AMENDMENT TO THE 1996 STOCK PLAN

General

     The 1996 Plan was adopted by the Board of Directors and approved by the shareholders of the Company on June 3, 1996 and became effective on July 12, 1996. Those eligible to receive stock option grants or stock purchase rights under the 1996 Plan include employees, non-employee directors and consultants. The 1996 Plan was adopted to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, non-employee members of the Board and consultants of the Company and its subsidiaries and to promote the success of the Company's business. Currently there are 1,450,000 shares of Common Stock reserved for issuance upon the exercise of options and/or stock purchase rights granted under the 1996 Plan.

     The 1996 Plan is administered by the Option Committee, which is comprised solely of outside directors. The Option Committee determines, among other things, the nature of the options to be granted, the persons who are to receive options (each a "Grantee"), the number of shares to be subject to each option, the exercise price of the options and the vesting schedule of the options. The 1996 Plan provides for the granting of options intended to qualify as incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees of the Company as well as non-qualified stock options ("NQSOs") to employees, non-employee directors and consultants who perform services for the Company or its subsidiaries. The exercise price of all ISOs granted under the 1996 Plan may not be less than the fair market value of the shares at the time the option is granted. In addition, no ISO may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price as to that employee is at least 110% of the fair market value of the stock at the time of the grant. No employee may be granted ISOs which are exercisable for the first time in any calendar year to the extent that the aggregate fair market value of such option shares exceeds $100,000 as of the date of grant. Options may be exercisable for a period of not more than ten years from the date of grant, provided, however that the term of an ISO granted to an employee who owns more that 10% of the total combined voting power of all classes of stock of the Company may not exceed five years. The exercise price of NQSOs granted under the 1996 Plan may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. No NQSO may be granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price to that person is at least 110% of the fair market value of the stock at the time of the grant. The exercise price must be paid in full at the time an option is exercised, and at the Option Committee's discretion, all or part of the exercise price may be paid with previously owned shares or other approved methods of payment. An option is exercisable as determined by the Option Committee. The 1996 Plan will terminate on July 11, 2006.

     Subject to the terms as specified in any option agreement, if a Grantee's employment or consulting relationship terminates on account of disability, the Grantee may exercise any outstanding option for one year following the termination. If a Grantee dies while in the employ of the Company or during the period of the consulting arrangement, the Grantee's estate may exercise any outstanding option for one year following the Grantee's death. If termination is for any other reason, the Grantee may exercise any outstanding option for 90 days following such termination. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee.

     The 1996 Plan also permits the awarding of stock purchase rights at not less than 50% of the fair market value of the shares as of the date offered. The 1996 Plan requires the execution of a restricted stock purchase agreement in a form determined by the Option Committee. Once a stock purchase right is exercised, the purchaser will have the rights of a shareholder and will be a shareholder when the purchase is entered on the Company's records.

     The 1996 Plan provides that, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of or reclassification of shares, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make adjustments with respect to the shares that may be issued under the 1996 Plan or that are covered by outstanding options, or in the option price per share.

     In the event of a dissolution or liquidation of the Company, the Board shall notify the Grantee at least fifteen days prior to such proposed action. To the extent not previously exercised, the outstanding options will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets (hereinafter, a "merger"), the outstanding options will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the outstanding options or to substitute equivalent options, the Board of Directors will, in lieu of such assumption or substitution, provide for the Grantee to have the right to exercise all of his outstanding options. If the Board of Directors makes an option fully exercisable in lieu of assumption or substitution, in the event of a merger, the Board of Directors shall notify the Grantee that the option will be fully exercisable for a period of fifteen days from the date of such notice, and the option will terminate upon the expiration of such period. The option will be considered assumed if, following the merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares). If such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of an option for each share of stock subject to the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     The Board may at any time amend, alter, suspend or discontinue the 1996 Plan, but no amendment, alteration, suspension or discontinuation will be made which would impair the rights of any Grantee under any grant theretofore made, without such Grantee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the National Association of Securities Dealers or an established stock exchange), the Company shall obtain shareholder approval of any 1996 Plan amendment in such a manner and to such a degree as required. Any such amendment or termination of the 1996 Plan is not permitted to affect options already granted and such options will remain in full force and effect as if the 1996
Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Board of Directors, which agreement must be in writing and signed by the Grantee and the Company.

Federal Income Tax Aspects

     (a)  ISOs

     Some options to be issued under the 1996 Plan will be designated as ISOs and are intended to qualify under Section 422 of the Code. Under the provisions of that Section and the related regulations, an optionee will not be required to recognize any income for Federal income tax purposes at the time of grant of an ISO, nor is the Company entitled to any deduction. The exercise of an ISO also is not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. The taxation of gain or loss upon the sale of stock acquired upon exercise of an ISO depends in part on whether the stock is disposed of at least two years after the date the option was granted and at least one year after the date the stock was transferred to the optionee (the "ISO Holding Period").

     If the ISO Holding Period is not met, then, upon disposition of such shares (a "disqualifying disposition"), the optionee will realize compensation, taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however to the gain on sale. Any additional gain would be taxable as capital gain (see below). If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount includible as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.

     If  the  optionee   recognizes   ordinary   income  upon  a   disqualifying
disposition, the Company generally will be entitled to a tax deduction in the same amount.

     If the ISO Holding Period is met, the treatment of the gain upon the sale of the shares depends on the date the shares are sold and the period such shares were held by the optionee. With respect to sales on or before May 6, 1997, such gain is taxable as long-term capital gain at a maximum rate of 28%. With respect to sales after May 6, 1997 and on or before July 28, 1997, such gain is taxable as long-term capital gain but at a maximum rate of 20%.

     With respect to sales after July 28, 1997, if the shares were held at least 18 months as of the sale date, the gain is taxable as a long-term capital gain at a maximum rate of 20%. If, however, the sale occurs on or after July 28, 1997 and the shares were held at least one year (so as to satisfy the ISO Holding Period) but less than 18 months, the gain is taxable as a "mid-term gain" at a maximum rate of 28%.

     A maximum capital gains rate of 18% will apply to certain sales after December 31, 2000 of shares acquired upon the exercise of an ISO if such shares have been held for at least five years.

     If the ISO is exercised by delivery of previously owned shares of Common Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned transferred shares were acquired through the exercise of an ISO, the optionee may realize ordinary income with respect to the shares used to exercise an ISO if such transferred shares have not been held for the ISO Holding Period. If an ISO is exercised through the payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will possibly be considered ISO stock with a zero basis.

     (b)  NQSOs

     Some options to be issued under the 1996 Plan will be designated as NQSOs. If (as in the case of NQSOs granted under the 1996 Plan at this time) the NQSO does not have a "readily ascertainable fair market value" at the time of the grant, the NQSO is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the NQSO is exercised and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the NQSO.

     If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

     Generally, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of grant or exercise, whichever is applicable, and the amount, if any, paid by the optionee for the NQSO. In the compensatory option context, the optionee's basis in the shares will generally be equal to the exercise price of the option plus the amount of compensation income realized by the optionee plus the amount, if any, paid by the optionee for the option. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised; such short-term gains are taxable as ordinary income. If the shares are disposed of more than one year after the option is exercised and such disposition took place on or before May 6, 1997, any gain or loss will be long-term; such gains are subject to a maximum tax rate of 28%. If such disposition occurred after May 6, 1997 and on or before July 28, 1997, any long-term gains are subject to a maximum tax rate of 20%.

     With respect to sales after July 28, 1997, if the shares were held at least 18 months as of the sale date, the gain is taxable as a long-term capital gain at a maximum rate of 20%. If, however, the sale occurs on or after July 28, 1997 and the shares were held at least one year but less than 18 months, the gain is taxable as a "mid-term gain" at a maximum rate of 28%.

     A maximum capital gains rate of 18% will apply to certain sales, after December 31, 2000, of shares acquired upon the exercise of an NQSO if such shares have been held for at least five years.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

     The preceding discussion is based upon Federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the forgoing is only a general discussion of the Federal income tax aspects of the 1996 Plan and does not purport to be a complete description of all Federal income tax aspects of the 1996 Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1996 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding the Federal, state and local tax consequences of participating in the 1996 Plan.

Previously Granted Options Under the 1996 Plan

     As of February 28, 1998, the Company had granted options to purchase an aggregate of 1,318,690(1) shares of Common Stock under the 1996 Plan at an average exercise price of $10.87 per share. As of February 28, 1998, 282,250 options to purchase shares were vested and 110,330 options to purchase shares had been exercised under the 1996 Plan. The following table sets forth the options granted under the 1996 Plan to (i) the Named Executives; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group;
(v) each  associate of any of such  Directors,  executive  officers or nominees;
(vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

                                          Options Granted
                                              through           Weighted Average
      Name                                February 28, 1998      Exercise Price
      ----                                -----------------     ----------------

      Ashok Pandey                                  --              $    --

      Rajkumar Koneru                               --                   --

      Nagarjun Valluripalli                         --                   --

      Paul Coombs(2)                           304,000                 9.70

      Alan Ziegler                               3,000                10.63

      Robert M. Olanoff(2)                      98,000                 8.27

      Klaus Besier                                  --                   --

      David Finley                                  --                   --

      Kevin P. Mohan                                --                   --

      All  current  executive  officers        405,000                 9.36
as a group (5 persons)

      All  current   Directors  who
are  not executive officers as a group
(3 persons)                                         --                   --

      All  employees,  including  all
current officers who are not executive
officers as a group (281 persons)              913,690                11.54


     As of February 28, 1998, the market value of the Common Stock underlying the 1996 Plan was $19.125 per share.

-------------

(1) Of the 1,318,690 options granted as of February 28, 1998, 97,353 of such options have been cancelled and may be reissued by the Company.

(2) See "AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES" and "SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT" for information relating to exercisability of options.

Proposed Amendment

     Shareholders are being asked to consider and vote upon a proposed amendment (the "Amendment") to the 1996 Plan to increase the maximum number of shares of Common Stock available for issuance under the 1996 Plan from 1,450,000 to 2,200,000 shares and to reserve an additional 750,000 shares of Common Stock of the Company for issuance under the 1996 Plan.

     The Board of Directors believes that the Amendment provides an important inducement to recruit and retain the best available personnel. The Board of Directors believes that providing employees with an opportunity to invest in the Company rewards them appropriately for their efforts on behalf of the Company.

     The Board of Directors recommends a vote FOR the approval of the Amendment.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has, subject to shareholder approval, retained Arthur Andersen LLP as independent auditors of the Company for the year ending December 31, 1998. Arthur Andersen LLP also served as independent auditors of the Company for 1997. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 1998.

     One or more representatives of Arthur Andersen LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                             SHAREHOLDERS' PROPOSALS

     Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 21, 1998.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy
Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     INTELLIGROUP, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 2, 1998, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


                                       By Order of the Board of Directors


                                       Alan Ziegler,
                                       Secretary

Iselin, New Jersey
April 20, 1998

                               INTELLIGROUP, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Rajkumar Koneru and Alan Ziegler, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Intelligroup, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey at 10:00 A.M., local time, on Wednesday, May 13, 1998 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

                  (continued and to be signed on reverse side)


                                             VOTE WITHHELD
                         FOR                 from all nominees

1.  ELECTION OF                                                    Nominees:  Rajkumar Koneru
    DIRECTORS            --------            --------                         Ashok Pandey
                                                                              Nagarjun Valluripalli
                                                                              Klaus Besier
                                                                              David Finley and
                                                                              Kevin P. Mohan


VOTE FOR all the  nominees  listed  at  right;
except  vote  withheld  from the following nominees
(if any). To withhold authority for any individual nominated, write that nominee's name in the space provided below.


------------------------------------------------------------------


2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS GRANTED UNDER SUCH PLAN FROM 1,450,000 TO 2,200,000 SHARES.

FOR                           AGAINST                       ABSTAIN
     ----------                         ----------                    ----------

3. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1998.

FOR                          AGAINST                       ABSTAIN
     ----------                         ----------                    ----------

4. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

I will         will not        attend the Meeting. person.
       ------           ------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


   Dated: __________________________      NOTE:  This proxy must be signed
                                          exactly as the name appears hereon.
   ________________________________       When shares are held by joint
   Signature of Shareholder               tenants, both should sign.  If the
                                          signer is a corporation, please sign
   ________________________________       full corporate name by duly authorized
   Signature of Shareholder if held       officer, giving full title as
   jointly                                such. If the signer is a partnership,
                                          please sign in partnership name by
                                          authorized person.

                                                                      APPENDIX A


                               INTELLIGROUP, INC.

                           1996 STOCK PLAN, AS AMENDED


     1.   Purposes of the Plan. The purposes of this Stock Plan are to attract
          --------------------
and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, non-Employee members of the Board and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

     2.   Certain  Definitions.  As used herein, the following definitions shall
          -------------------
apply:

          (a) "Administrator" means the Board or any of its Committees appointed
               -------------
pursuant to Section 4 of the Plan.


          (b) "Board" means the Board of Directors of the Company.
               -----

          (c) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (d)  "Committee"  means  the  Committee  appointed  by  the  Board  of
                ---------
Directors in accordance with paragraph (a) of Section 4 of the Plan.

          (e) "Common Stock" means the Common Stock of the Company.
               ------------

          (f)  "Company"  means  Intelligroup,  Inc., a New Jersey  corporation.
                -------

          (g)  "Consultant"  means any  person,  including  an  advisor,  who is
                ----------
engaged by the Company or any Parent or subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

          (h)  "Continuous  Status  as an  Employee"  means the  absence  of any
                -----------------------------------
interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

          (i)  "Employee"  means any person,  including  officers and directors,
                --------
employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (j)  "Exchange  Act" means the  Securities  Exchange  Act of 1934,  as
                -------------
amended.

          (k) "Fair Market  Value"  means,  as of any date,  the value of Common
               -----------------
Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable or;

               (ii) If the Common Stock is quoted on Nasdaq (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock or;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (l) "Incentive Stock Option" means an Option intended to qualify as an
               ----------------------
incentive stock option within the meaning of Section 422 of the Code.

          (m)  "Nonstatutory  Stock  Option"  means an Option  not  intended  to
                ---------------------------
qualify as an Incentive Stock Option.

          (n) "Option" means a stock option granted pursuant to the Plan.
               ------

          (o) "Optioned Stock" means the Common Stock subject to an Option.
               --------------

          (p) "Optionee" means an Employee or Consultant who receives an Option.
               --------

          (q) "Parent"  means a "parent  corporation",  whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

          (r) "Plan" means this 1996 Stock Plan.
               ----

          (s) "Restricted  Stock" means shares of Common Stock acquired pursuant
               -----------------
to a grant of stock purchase rights under Section 11 below.

          (t)  "Share"  means  a share  of the  Common  Stock,  as  adjusted  in
                -----
accordance with Section 13 of the Plan.

          (u)  "Subsidiary"  means a  "subsidiary  corporation",  whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock  Subject to the Plan.  Subject to the  provisions of Section 13 of
        --------------------------
the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 2,200,000 shares of Common Stock if an initial public offering of Common Stock shall have been consummated, and 700,000 shares of Common Stock if an initial public offering of Common Stock shall not have been consummated. The shares may be authorized, but unissued, or reacquired Common Stock.

          If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.


     4.   Administration of the Plan.
          --------------------------

          (a) Procedure.
              ---------

                    (i)  Administration  With Respect to Directors and Officers.
                         ------------------------------------------------------
          With respect to grants of Options or stock purchase rights to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                    (ii) Multiple  Administrative  Bodies.  If permitted by Rule
                         --------------------------------
          16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

                    (iii)  Administration  With Respect to Consultants and Other
                           -----------------------------------------------------
          Employees.  With respect to grants of Options or stock purchase rights
          ---------
          to Employees who are neither directors nor officers of the Company or to Consultants, the Plan shall be administered by

          (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3, or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of New Jersey corporate law and applicable securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan
              ---------------------------
and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                    (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

                    (ii) to select the officers, Consultants and Employees to whom Options and stock purchase rights may from time to time be granted hereunder;

                    (iii) to  determine  whether and to what extent  Options and
          stock  purchase  rights  or  any  combination   thereof,  are  granted
          hereunder;

                    (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

                    (v) to approve forms of agreement for use under the Plan;

                    (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                    (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

                    (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

                    (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; and

                    (x) to determine the terms and restrictions applicable to stock purchase rights and the Restricted Stock purchased by exercising such stock purchase rights.

          (c) Effect of Committee's Decision. All decisions,  determinations and
              ------------------------------
interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5. Eligibility.
        -----------

          (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to theextent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

          (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become  effective upon the earlier to occur
        ------------
of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

     7. Term of Option.  The term of each Option shall be the term stated in the
        --------------
Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8. Option Exercise Price and Consideration.
        ---------------------------------------

          (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i) In the case of an Incentive Stock Option

                              (A) granted to an Employee who, at the time of the
               grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                              (B)  granted  to  any  Employee,   the  per  Share
               exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option

                              (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                              (B) granted to any person,  the per Share exercise
               price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

               (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the

Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(7) by delivering an irrevocable subscriptionagreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.   Exercise of Option.
          ------------------

          (a)  Procedure  for  Exercise;  Rights as a  Shareholder.  Any  Option
               ---------------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination  of  Employment.  In the event of  termination  of an
               ---------------------------
Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee.  Notwithstanding the provisions of Section
              ----------------------
9(b) above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (d) Death of Optionee.  In the event of the death of an Optionee,  the
              -----------------
Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of
              ----------
the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (f) Buyout Provisions.  The Administrator may at any time offer to buy
              -----------------
out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10.  Non-Transferability  of Options.  The Option may not be sold, pledged,
          -------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     11.  Stock Purchase Rights.
          ---------------------

          (a) Rights to Purchase.  Stock  purchase  rights may be issued  either
              ------------------
alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer stock purchase rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 50% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the stock purchase right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator  determines otherwise,
              -----------------
the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

          (c) Other  Provisions.  The Restricted Stock purchase  agreement shall
              -----------------
contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

          (d)  Rights  as a  Shareholder.  Once  the  stock  purchase  right  is
               -------------------------
exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock purchase right is exercised, except as provided in Section 13 of the Plan.

     12.  Stock  Withholding  to Satisfy  Withholding  Tax  Obligations.  At the
          -------------------------------------------------------------
discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or stock purchase right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the stock purchase right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

     All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator;

          (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or stock purchase right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     13.  Adjustments Upon Changes in Capitalization  or Merger.  Subject to any
          -----------------------------------------------------
required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets (hereinafter, a "merger"), the Option shall be assumed or an equivalent option shall besubstituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the Option or right confers the right to purchase, for each Share of stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. Time of Granting Options. The date of grant of an Option shall, for all
         ------------------------
purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.
         -------------------------------------

          (a) Amendment and Termination. The Board may at any time amend, alter,
              -------------------------
suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)  Effect  of  Amendment  or  Termination.  Any  such  amendment  or
               --------------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant
         ----------------------------------
to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     17. Reservation of Shares. The Company,  during the term of this Plan, will
         ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18.  Agreements.  Options and stock  purchase  rights shall be evidenced by
          ----------
written agreements in such form as the Board shall approve from time to time.

     19.  Shareholder  Approval.  Continuance  of the Plan  shall be  subject to
          ---------------------
approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

     20.  Information to Optionees.  The Company shall provide to each Optionee,
          ------------------------
during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.